                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement"), is made and entered into on the 6th day of December, 2002, effective as of the Effective Date set forth below, by and between Clarus Corporation, a Delaware corporation, ("Company") and Stephen P. Jeffery, a Georgia resident ("Consultant").

         WHEREAS, Consultant has valuable experience, know-how and expertise that will be beneficial to Company, and Company desires to retain Consultant to render certain valuable Services (as defined herein) to Company from time to time as a consultant and independent contractor; and

         WHEREAS, Consultant desires to perform such Services for Company on those terms set forth below; and

         WHEREAS, Company and Consultant desire to set forth in writing all of the covenants, terms and conditions of their agreement and understanding as to such performance of said Services;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. TERM. The term of this Agreement shall commence on the closing (the "Closing") of the sale of Company's assets to Epicor Software Corporation ("Epicor"), which is currently contemplated to occur on December 6, 2002 (the "Effective Date") and shall cease on the third anniversary of the Effective Date.

         2. SERVICES. Company hereby retains Consultant as an independent contractor and consultant for Company for the performance of such services as shall be assigned to him by the Executive Chairman of the Board or the Board of Directors of the Company including matters relating to (i) assistance with the transition of the Company's e-commerce business to EPICOR, (ii) the Company's e-commerce business after the Closing, (iii) identification, selection, negotiation with and due diligence review of candidates for merger or acquisition (collectively, the "Services"). The Consultant shall report to the Executive Chairman of the Board.

                Consultant agrees to devote his commercially reasonable best efforts to the performance of such Services and to use as high a degree of skill and care and devote such time as is necessary to perform such Services, it being understood and agreed that the Consultant shall not be required to devote his full time throughout the term to perform such services. The Company acknowledges that Consultant may be otherwise in the service of other entities or persons (such services, "Other Services") during the term of this Agreement subject to Sections 2 and 9 and the other terms of this Agreement.

         3.     COMPENSATION AND RELATED ISSUES.

                (a) COMPENSATION. As compensation for the performance of the Services under this Agreement, the Company shall pay Consultant the aggregate sum of $250,000, payable in twenty-four (24) equal monthly installments commencing thirty (30) days after the Effective Date; provided, however, that in the event the Consultant terminates this Agreement, other than upon a Change of Control, he shall refund and pay to the Company, within five (5) days of the date of any such termination

                      (the "Termination Date"), a dollar amount equal to such portion of compensation received under this Agreement in excess of the product of $228 multiplied by the number of days elapsed from the Effective Date through the Termination Date.

                (b) EXPENSES. The Company shall also reimburse Consultant for all actual and other reasonable out-of-pocket expenses incurred by Consultant in the performance of the requested Services referenced in paragraph 1(a) above.

         4. CONSULTING/INDEPENDENT CONTRACTOR ARRANGEMENT. The parties agree that this Agreement creates a consulting/independent contractor relationship, and nothing in this Agreement shall be deemed to create the relationship of partnership, joint venture or that of an employer and employee. The Consultant acknowledges and agrees that the Company will treat him as independent contractor for taxation purposes and that the Consultant shall be solely responsible for the payment of any and all taxes relating to his services hereunder. Consultant, as an independent contractor, waives any claim of rights or benefits normally afforded to Company employees with respect to his Services hereunder.

         5. CONSULTANT/INDEPENDENT CONTRACTOR'S AUTHORITY. In his capacity as a consultant/independent contractor under this Agreement, Consultant acknowledges that he shall not have any power or authority to enter into any contract, undertaking or agreement for or on behalf of Company or to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Company or to bind Company in any manner whatsoever, without the express authorization of Company.

         6. CONFIDENTIAL INFORMATION AND TRADE SECRETS. During the term of this Agreement, Consultant will or may be making use of, acquiring, creating, or adding to certain valuable, unique, proprietary, and secret information of Company (whether tangible or intangible and whether or not electronically kept or stored), including business plans, processes, procedures, inventions, pricing policies, customer and prospect lists and contacts, contracts, sources and identity of vendors and contractors, financial information of customers and Company, and other proprietary documents, materials, or information relating to Company, its businesses and activities, proposed businesses and activities, or the manner in which Company does business, all of which is valuable to Company in conducting its business because the information is kept confidential and is not generally known to Company's competitors or to the general public ("Confidential Information"). Confidential Information does not include information generally known or easily obtained from public sources or public records.

                Consultant acknowledges and agrees that to the extent that the Confidential Information constitutes a trade secret under applicable law, then Consultant shall forever protect and maintain the confidentiality of such trade secrets, and will refrain from disclosing, copying, or using any such trade secrets without Company's prior written consent, except as necessary in Consultant's performance of Services under this Agreement.

                To the extent that the Confidential Information does not constitute a trade secret under applicable law, Consultant will, during the term of this Agreement and for a period of three (3) years following the date of the termination of this Agreement and, thereafter, to the extent required by fiduciary obligation or otherwise pursuant to applicable law, protect and maintain the confidentiality of the Confidential Information, and for the same period, Consultant will refrain from disclosing, copying, or using any Confidential Information without Company's prior written consent, except, as necessary in Consultant's performance of Services under this Agreement. For purposes of this Section 6 the term Company shall include subsidiaries of the Company and its direct and indirect parent entities, if the Company is part of a multitiered parent subsidiary ownership structure.


         7. TERMINATION. This Agreement may be terminated prior to the expiration of the term as follows:

                (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon Consultant's death. In such event, the Company shall pay Consultant's estate any earned and unpaid compensation prorated through the date of death. If Consultant is prevented from performing his material duties hereunder as a result of physical or mental illness, injury or incapacity for either (i) a period of 45 consecutive days or (ii) more than 60 days in the aggregate in any twelve (12) month period, then the Company may terminate this Agreement upon written notice to Consultant.

                (b) FOR CAUSE. Company may terminate this Agreement for Cause at any time upon notice to Consultant setting forth in reasonable detail the nature of such Cause. In the event that the Company terminates this Agreement for Cause, the Company shall not be obligated to pay any compensation to Consultant after the effective date of termination, other than compensation which has accrued and is unpaid through the date of termination.

                (c) WITHOUT CAUSE. In the event Company terminates this Agreement without Cause, then Consultant shall be entitled to receipt of the remaining amount of compensation payable to Consultant hereunder in one lump sum, payable within thirty days following the date of such termination and all unvested stock options previously awarded to Consultant shall become fully vested.

                (d) CHANGE OF CONTROL. Consultant may terminate this Agreement at any time during the three (3) month period beginning ninety days after a Change of Control has occurred by written notice given to the Company. In the event of such termination:

                      (i) Company shall pay to Consultant the remaining amount of compensation payable to Consultant hereunder in one lump sum, payable within thirty days following the date of such termination, and

                      (ii) All unvested stock options previously awarded to Consultant shall become fully vested.

         8. RETURN OF PROPERTY OF COMPANY. Upon termination or expiration of this Agreement, Consultant agrees to immediately return to Company all property of Company (including but not limited to all documents, electronic files, records, computer disks or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or trade secrets (as defined by applicable law)) that Consultant created, used, possessed or maintained while working for Company from whatever source and whenever created, including all reproductions or excerpts thereof.

         9.     PROTECTIVE COVENANTS.

                (a) NON-PIRACY OF EMPLOYEES. During the term of this Agreement and for a period of two (2) years following the date of the termination of this Agreement, Consultant covenants and agrees that Consultant shall not, directly or cause any person or entity to indirectly, solicit, recruit, or hire (or attempt to solicit, recruit, or hire) or otherwise assist anyone in soliciting, recruiting, or hiring, any employee of the Company who performed work for Company within the twelve month period prior to the date of termination of this Agreement or who was otherwise engaged or employed with Company at the time of termination of this Agreement and that, for said two year period, Consultant shall not otherwise encourage, solicit, or support any such employee(s) to leave their employment with Company.

                (b) NON-SOLICITATION OF CUSTOMERS. During the term of this Agreement and for a period of two (2) years following the date of the termination of this Agreement, Consultant agrees not to, directly or indirectly, solicit, divert, appropriate, or call upon with the intent of doing business with the customers or clients of Company, including prospects of Company, if the purpose of such activity is either to solicit these customers or clients or prospective customers or clients for a Competitive Business as herein defined (including but not limited to any Competitive Business started by Consultant) or to otherwise encourage any such customer or client to discontinue, reduce, or adversely alter the amount of its business with Company. Consultant acknowledges that due to Consultant's relationship with Company, Consultant has and will develop special contacts and relationships with Company's clients and prospects, and that it would be unfair and harmful to Company if Consultant took advantage of these relationships in a Competitive Business. A "Competitive Business" is an enterprise that is in the business of offering services and products that are similar or identical to those offered by the Company during Consultant's relationship with the Company.

                (c) EXCEPTIONS TO PROTECTIVE COVENANTS. It is understood and agreed by Consultant that the terms and provisions of subsections 6 and 9 (the "Restrictive Covenants") are not intended to restrict Consultant in the exercise of Consultant's skills or the use of knowledge or information that does not constitute Confidential Information. Consultant acknowledges the reasonableness of these Restrictive Covenants and their respective limitations, given Consultant's position with Company, the Company's business, and the aforementioned consideration, and Consultant agrees to strictly abide by the terms hereof.

                (d) COVENANT NOT TO COMPETE. By virtue of his prior relationship with the Company and the performance of the Services to the Company hereunder, Consultant shall be given an opportunity to, and shall have an obligation to, participate in strategic planning with respect to the Company and shall be made privy to the Company's strategy, development, pricing, and other matters specifically designed to address market opportunities and competition. Therefore, Consultant hereby affirms the covenants concerning noncompetition in his existing Employment Agreement with the Company, which shall survive termination of his employment, and further agrees that at such time as the Company has completed the acquisition of an operating business or assets, whether through merger, reorganization, acquisition of stock or assets or otherwise (a "Transaction"), Consultant, if he has served as a director of the Company at any time within six (6) months prior to the approval of any such transaction, shall enter into a Noncompetition Agreement with the Company in which Consultant will agree that during the term of this Agreement and for a period of two (2) years following termination thereof, Consultant will not compete with the business as conducted by the Company within a geographic territory in which the Company and such acquired entity does business; provided, however, that the Consultant shall be permitted to continue to perform any Other Services to the extent he is engaged to perform such services at the time the Company consummates a Transaction so long as the Consultant has been and continues to be in material compliance with the terms of this Agreement.

                (e) SHARE RESTRICTION AGREEMENT. Consultant hereby agrees that he will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise encumber or dispose of any shares of Common Stock of the Company owned by the Consultant on the date hereof (the "Owned Shares") or hereafter acquired or capable of being acquired upon the exercise of a stock option granted to Consultant by the Company (the "Option Shares"), whether such Common Stock is currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange
                      Act) by Consultant, or publicly announce his intention to do any of the foregoing, for a period commencing on the date hereof and continuing thereafter as follows: (i) with respect to the Owned Shares, for a period commencing on the Effective Date and ending on December 31, 2003, (ii) with respect to the Option Shares, for a period commencing on the Effective Date and ending on December 31, 2004. Notwithstanding the release of the Owned Shares and Option Shares from the provisions of this paragraph 9(e), Consultant agrees that until December 6, 2005, at least an aggregate of 200,000 Owned Shares and Option Shares (as adjusted for any stock splits, combinations or dividends) owned by Consultant (whether Owned Shares or Option Shares) will remain subject to the restrictions of this paragraph 9(e). In the event that this Agreement is terminated by Company without Cause or by Consultant upon a Change of Control as provided in Section 7(d), the provisions of this Section 9(e) shall automatically terminate. The Consultant also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the Consultant except in compliance with the foregoing restrictions.

         10.    WORK PRODUCT; INVENTIONS.

                (a) OWNERSHIP BY COMPANY. Company shall own all right, title and interest in and to all work product developed by Consultant in Consultant's provision of Services to Company, including without limitation, all works of authorship, all derivative works and patentable and unpatentable inventions and improvements, all copies of such works in whatever medium such copies are fixed or embodied, and all worldwide copyrights, trademarks, patents or other intellectual property rights in and to such works (collectively, the "Work Product"). All copyrightable materials of the Work Product shall be deemed a "work made for hire" for the purposes of U.S. Copyright Act, 17 U.S.C.ss. 101 et seq., as amended (the "Copyright Act").

                (b) ASSIGNMENT AND TRANSFER. In the event any right, title or interest in and to any of the Work Product (including without limitation all worldwide copyrights, trademarks, patents or other intellectual property rights therein) does and shall not vest automatically in and with Company, Consultant agrees to and hereby does irrevocably assign, convey, and otherwise transfer to Company, and Company's respective successors and assigns, all such right, title and interest in and to the Work Product with no requirement of further consideration from or action by Consultant or Company.

                (c) REGISTRATION RIGHTS. Company shall have the exclusive worldwide right to register, in all cases as "claimant" and when applicable as "author", all copyrights in and to any copyrightable element of the Work Product, and file any and all applicable renewals and extensions of such copyright registrations. Company shall also have the exclusive worldwide right to file applications for and obtain (i) patents on and for any of the Work Product in Consultant's name and (ii) assignments for the transfer of the ownership of any such patents to Company.

                (d) ADDITIONAL DOCUMENTS. Consultant agrees to execute and deliver all documents requested by Company regarding or related to the ownership and/or other intellectual property rights and registrations specified herein. Consultant hereby further irrevocably designates and appoints Company as Consultant's agent and attorney-in-fact to act for and in Consultant's behalf and stead to execute, register and file any such assignments, applications, registrations, renewals and extensions and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyright or similar protections with the same legal force and effect as if executed by Consultant.

         11. INJUNCTIVE RELIEF. Consultant acknowledges that it may be difficult to calculate Company's damages from its breach of Sections 6, 9, or 10 and that money damages may therefore be an inadequate remedy. Accordingly, upon such breach, Consultant acknowledges that Company may seek and shall be entitled to injunctive relief against Consultant and/or other appropriate orders to restrain such breach. Nothing in this provision shall limit Company from seeking any other damages or relief provided by applicable law for breach of this Agreement or any section or provision hereof.

         12. ASSIGNMENT. Due to the personal service nature of Consultant's obligations, Consultant may not assign this Agreement or his obligations hereunder. Subject to the restrictions in this subsection, this Agreement shall be binding upon and benefit the parties hereto and their respective heirs, successors, legal representatives, executors or assigns. The Company may not assign this Agreement or its obligations hereunder except to its successor or affiliate including resulting from a Change of Control or as Consultant may otherwise agree in writing

         13. SEVERABILITY. In the event a court of competent jurisdiction finds any provision herein (or subpart thereof) to be illegal or unenforceable, such court shall modify said provision(s) (or subpart(s) thereof) to make this Agreement valid and enforceable to the fullest extent possible to carry out the intent expressed by the provisions hereof. Any illegal or unenforceable provision (or subpart thereof) or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

         14. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire understanding between the parties regarding the subject matters addressed herein and supersedes any prior oral or written agreements, promises, representations, warranties or inducements between or by the parties. The benefits accorded to Consultant hereunder are (i) in lieu of, the benefits to which he is entitled under that certain Employment Agreement dated January 1, 2000, as amended except for (A) continued payments of Base Salary (as defined in such Employment Agreement) until the first anniversary of the Change of Control (as defined in such Employment Agreement) and (B) medical insurance coverage contemplated by the second sentence of Section 4(c) of such Employment Agreement, and (ii) in addition to any stock option agreement between the parties.

         15. GOVERNING LAW; FORUM SELECTION. This Agreement is executed within the State of New York and shall be governed by the laws of the State of New York without regard to the conflicts of laws provisions of said State. In the event of any litigation arising out of or relating to this Agreement or the parties' contractual relationship, the parties designate the state or federal court in New York County, State of New York, as the exclusive forum for the litigation. Consultant hereby expressly agrees to jurisdiction and venue in this Court and waives any defenses to this forum and venue selection.

         16. NEGOTIATED AGREEMENT. Consultant and Company agree that this Agreement shall be construed as drafted by both of them, as parties of equivalent bargaining power and not for or against either of them as drafter.

         17. REVIEW AND RECEIPT OF THIS AGREEMENT. Consultant acknowledges that Consultant has had an opportunity to read, review and consider the provisions of this Agreement, that Consultant has in fact read and does understand such provisions and that Consultant has voluntarily entered into this Agreement.

         18. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                (a)   "CAUSE."

                      (i) Consultant's repeated failure to perform (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities hereunder and the continuance of such failure or negligence for a period of thirty
                (30) days after notice to the Consultant;

                      (ii) Material breach by Consultant of any provision of
                this Agreement or any other written agreement between Consultant and Company or any of its affiliates; and

                      (iii) Other conduct by the Consultant that involves a
                material violation of law
                or breach of fiduciary obligation on the part of Consultant or is otherwise materially harmful to the business, interests, reputation or prospects of Company or any of its affiliates.

                (b) "CHANGE OF CONTROL" For the purposes herein, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                      (i) The date any entity or person other than Warren
                Kanders or his affiliates shall have become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding Common Stock of the Company;

                      (ii) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period (not including any period prior to the execution of this Agreement) unless the nomination for election by the Company's stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the 12-month period;

                      (iii) The date the Company consummates (A) a merger or
                consolidation of the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Company would be converted into cash, securities or other property of another corporation, other than (x) a merger or consolidation of the Company in which holders of Common Stock immediately prior to such merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after such merger or consolidation as immediately before such merger or consolidation and (Y) a merger or consolidation of the Company in which holders of Common Stock immediately prior to such merger or consolidation continue to own at least a majority of the combined voting securities of the Company (or the surviving entity) outstanding immediately after such merger or consolidation, or (B) the sale or other disposition of all or substantially all of the assets of the Company.

         19. OPTION AGREEMENTS. The option agreements described on Schedule A attached hereto, are hereby deemed amended (a) so that all references in each option agreement that relate to employment shall be deemed to refer, instead, to Consultant's consultancy hereunder, it being the intent that the options remain exercisable by Consultant during the term of this Agreement, (to the extent otherwise exercisable) and (b) to provide that each option agreement will remain exercisable (to the extent the term of such options has not otherwise expired by its terms) until December 6, 2005 in the event this Agreement is terminated by the Company without Cause. Otherwise, each option agreement shall continue in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date first above written.

                                    COMPANY:

                                    Clarus Corporation



                                    By:  /s/ Warren B. Kanders
                                        ---------------------------------------
                                    Name: Warren B. Kanders
                                          -------------------------------------
                                    Title: Executive Chairman
                                          -------------------------------------

                                    CONSULTANT:


                                    /s/ Stephen P. Jeffery
                                    -------------------------------------------
                                    Stephen P. Jeffery

                                   SCHEDULE A

----------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF                          NUMBER OF OPTIONS
                                               DATE OF        OPTIONS            EXERCISE       EXERCISABLE (AS OF
PLAN               GRANT NO.       TYPE         GRANT       OUTSTANDING            PRICE             8/31/02)
----------------------------------------------------------------------------------------------------------------------
SQL 1992           D0001114          ISO        12/5/96       11,250               $1.00             11,250
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992           H0001114          ISO        12/5/96       39,999               $1.00             39,999
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992 Stock     I0001115         NQSO        12/5/96       13,752               $1.00             13,752
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992           E0001114          ISO       11/10/97       22,479               $3.67             22,479
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992           E0001114A        NQSO       11/10/97           42               $3.67                 42
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992           G0001114         NQSO         2/5/98      107,845               $4.83            107,845
Stock Plan
----------------------------------------------------------------------------------------------------------------------
SQL 1992           F0001114A        NQSO         2/5/98           22               $4.83                 22
Stock Plan
----------------------------------------------------------------------------------------------------------------------
1998 Stock         J0001114          ISO        5/27/99       32,809               $5.41             14,325
Incentive Plan
----------------------------------------------------------------------------------------------------------------------
1998 Stock         K0001114         NQSO        5/27/99       77,191               $5.41             62,675
Incentive Plan
----------------------------------------------------------------------------------------------------------------------
1998 Stock         497               ISO        7/30/01       15,657               $7.00                  0
Incentive Plan
----------------------------------------------------------------------------------------------------------------------
1998 Stock         497A             NQSO        7/30/01      134,343               $7.00             50,000
Incentive Plan
----------------------------------------------------------------------------------------------------------------------